UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) June 10, 2015

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2015, the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”) appointed Christopher R. Cade as Vice President and Chief Accounting Officer. Mr. Cade will serve as part of the Company’s finance leadership team, reporting to Cheryl Scully Miller, the Company’s Executive Vice President and Chief Financial Officer. Mr. Cade will have responsibility for corporate accounting, the Company’s shared service center, and the Company’s national payroll center, and he will serve as the Company’s principal accounting officer. Mr. Cade’s first day of employment with the Company was June 11, 2015.
Mr. Cade, age 48, joins the Company from Nine West Holdings, Inc., formerly The Jones Group Inc., an international women’s apparel, footwear and accessories company, where he served as Chief Financial Officer from April 2014 until May 2015 and as Executive Vice President, Chief Accounting Officer and Controller from December 2007 until March 2014. Mr. Cade is a certified public accountant.
In connection with his appointment, Mr. Cade will receive a one-time award of 1,572 shares of restricted stock and a $75,000 sign-on bonus. The shares of restricted stock will be granted on the first trading day of September 2015 and will vest in 25% annual increments on each of the first four anniversaries of June 1, 2015.
As the Company’s Vice President and Chief Accounting Officer, Mr. Cade will receive an annual base salary of $350,000. In addition, Mr. Cade will participate in the 2015 annual incentive compensation program established by the Board’s Compensation Committee with a 2015 target award equal to 40% of his annual base salary, based on the performance goals approved by such Committee for other participants and time served with the Company during 2015. Subject to his continuous employment with the Company, Mr. Cade will receive 965 stock options on the first trading day of each of September and December 2015. The stock options will have an exercise price equal to the closing price per share on the applicable grant date, will vest in 25% annual increments on each of the first four anniversaries of June 1, 2015, and will expire on March 2, 2025. He is also eligible for relocation benefits. Mr. Cade is subject to the AutoNation, Inc. Policy Regarding Recoupment of Certain Incentive Compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	June 12, 2015	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President - General Counsel, Corporate Development and Human Resources